Exhibit 10.24.1

Dated July 15, 2025

(1)
BRAZIL ROYALTY CORP PARTICIPAÇÕES E INVESTIMENTOS LTDA
(2)
ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA.
(3)
RARE EARTHS AMERICAS LTD.

DEED OF NOVATION

in respect of an amount owing pursuant to a loan agreement dated 2 June 2025 entered into between (i) Alpha Minerals Brazil Participações Ltda. and (ii) Brazil Royalty Corp Participações E Investimentos Ltda

THIS DEED is dated July 15, 2025

PARTIES

(1)
BRAZIL ROYALTY CORP PARTICIPAÇÕES E INVESTIMENTOS LTDA, a limited liability company incorporated under the laws of Brazil, with its headquarters in the Capital of the State of Minas Gerais, at Turim Street, No. 59, 3rd floor, Avante Empresarial Business Complex, Santa Lúcia Neighborhood, Zip Code 30360-552, enrolled with the CNPJ under No. 45.637.852/0001-22 (Lender);
(2)
ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA., a limited liability company incorporated under the laws of Brazil, with its headquarters in the Capital of the State of Minas Gerais, at Turim Street, No. 59, 3rd floor, Avante Empresarial Business Complex, Santa Lúcia Neighborhood, Zip Code 30360-552, enrolled with the CNPJ under No. 43.093.229/0001-20 (Original Borrower); and
(3)
RARE EARTHS AMERICAS LTD., an exempted company incorporated under the laws of the Cayman Islands with the registered number 419111, whose registered office is at c/o Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman, Cayman Islands, KY1-1106 (New Borrower).

BACKGROUND

(A)
The Lender and the Original Borrower are parties to a loan agreement dated 2 June 2025 (Loan Agreement).
(B)
Pursuant to clause 3 of the Loan Agreement, the parties seek to transfer by novation the obligation to pay the Loan Amount together with the Remuneration (Repayment), pursuant to the Loan Agreement from the Original Borrower to the New Borrower upon satisfaction of the Condition (as defined below).
(C)
Notwithstanding this deed, the Original Borrower shall remain fully responsible to the Lender for all obligations pursuant to the Loan Agreement, other than the Repayment, following the Effective Date (as defined below).

AGREED TERMS

1.
INTERPRETATIONS

Except as otherwise defined herein, words and expressions defined in the Loan Agreement shall have the same meaning when used in this deed.

2.
EFFECTIVE DATE
2.1.
The novation of the obligation to pay the Loan Amount and Remuneration (the Remuneration to be calculated in accordance with clause 1.2 of the Loan Agreement) shall be effective on the date of the satisfaction of the Condition (Effective Date).
3.
NOVATION
3.1.
With effect from the Effective Date:
(a)
the Original Borrower transfers its obligation to pay the Loan Amount together with the Remuneration under the Loan Agreement to the New Borrower;
(b)
the New Borrower agrees to discharge the Loan Amount together with the Remuneration on the terms of this deed ((a) and (b) together, the Novation);
(c)
the Lender agrees to continue to perform the Loan Agreement and be bound in its terms in every way to the Original Borrower, other than in respect of the Repayment; and

(d)
the Parties will enter into an amendment agreement to the Loan Agreement, acknowledging the Novation and the New Borrower as the responsible party for the payment of the Loan Amount.
3.2.
The provisions of the Loan Agreement will continue in full force and effect.
4.
CONDITION
4.1.
Pursuant to clause 3.1 of the Loan Agreement, the Lender agrees that the New Borrower is only obliged to discharge the Loan Amount if the New Borrower:
(a)
implements an initial public offering of its own shares; or
(b)
executes any other transaction involving its shares that results in the raising of funds equal to an amount exceeding A$20,000,000.00 (twenty million Australian dollars, or the equivalent in other currencies,

(Condition).

4.2.
The Condition may only be waived in writing by the New Borrower and will be effective only to the extent specifically set out in that waiver.
4.3.
If the Condition is not satisfied or waived by 8pm on 31 December 2026, the Original Borrower shall pay the Loan Amount directly to the Lender, as set forth in the Loan Agreement.
5.
REPAYMENT
5.1.
Following the Effective Date, the Lender shall give notice to the New Borrower specifying whether it elects for the Repayment to be satisfied either:
(a)
in cash in R$(Reais) to be satisfied in accordance with clause 2.1 of the Loan Agreement; or
(b)
by the issue and allotment of shares in the capital of the New Borrower to the Lender, credited as fully paid, equal in market value to an amount equal to the Loan Amount plus the Remuneration,

(Notice of Election).

5.2.
The Repayment shall be made on the Maturity Date in accordance with clause 2.1 of the Loan Agreement or on the date which is five business days after the Lender has issued the Notice of Election, whichever is later.
6.
PARTIAL RELEASE OF OBLIGATIONS
6.1.
Subject to the Condition of clause 4.3, the Lender and the Original Borrower will release each other from all future obligations to the other in respect of the Repayment under the Loan Agreement.
6.2.
Notwithstanding this deed, the Original Borrower shall remain fully responsible to the Lender for all obligations pursuant to the Loan Agreement, other than the Repayment, following the Effective Date.
6.3.
Nothing in this deed shall affect or prejudice any claim or demand that the Lender or the Original Borrower may have against the other under or in connection with the Repayment pursuant to the Loan Agreement arising before the Effective Date.
7.
GOVERNING LAW AND JURISDICTION
7.1.
This deed shall be governed and construed in all respects by Cayman Islands law.

7.2.
Any dispute arising under or in connection with this agreement shall be subject to the non-exclusive jurisdiction of the Cayman Islands courts, to which the parties to this agreement hereby submit.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

IN WITNESS WHEREOF the Parties have duly executed this Deed on the date stated at the beginning of it.

EXECUTED AS A DEED for and on behalf of RARE EARTHS AMERICAS LTD.	) ) )	By: /s/ Donald Swartz Name: Donald Swartz Position: Director

EXECUTED AS A DEED for and on behalf of BRAZIL ROYALTY CORP PARTICIPAÇÕES E INVESTIMENTOS LTDA	) ) )	By: /s/ Julia Sanchez Agapito da Veiga Name: Julia Sanchez Agapito da Veiga Position: Manager
EXECUTED AS A DEED for and on behalf of ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA.	) ) )	By: /s/ Joao Paulo Agapito da Veiga Name: Joao Paulo Agapito da Veiga Position: Manager
EXECUTED AS A DEED for and on behalf of ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA.	) ) )	By: /s/ Renato Aureo de Paula Gonzaga Name: Renato Aureo de Paula Gonzaga Position: Director